7/3/2020

Calculator - SBA Economic Injury Disaster Loan Portal Application

Frank Igwealor

! Home	(/Application?leadId=15463157)

	Select Amount

		$150,000.00
	Amount of Loan
				$150,000
	$1,000			$150,000
	Choose loan amount between	$1,000.00 and $150,000.00	.

	LOAN BREAKDOWN
	Term	Interest Rate	Payment Frequency
	30 Y ear(s)	3.75%	Monthly
	Repayment Start	Third Party Filing Fee	Payment Amount
	12 Months After	$100.00	$731.00
	Closing
	NOTE T O APPLICANT	: Selecting a loan amount does not mean that your

loan has been approved. Further review of the application will be conducted.

Loan Disclosure
Loan Security Requirement:	(i)$1000 to $25,000: Unsecured loan	$25,001 to $200,000:
Loan secured with all business assets	$200,001 and above: Loan secured with all

business assets and Personal guarantees( Personal guarantees are not required for nonprofit entities.).

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BUSINESS PROFILE

Application #: 33 08 512185

Cannabinoid Biosciences, Inc.

370 Amapola Ave., Unit 200A

Torrance CA 90501

Questions?

Call 1-800-659-2955 TTY/TDD: 1-800-877-8339

Monday-Sunday

, 8 a.m.-8 p.m. ET

Email the SBA disastercustomerservice@sba.gov

https://covid19relief1.sba.gov/Calculator?quoteId=0

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